Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-258347 and 258347-01 on Form F-1 of our reports dated March 17, 2021, relating to the consolidated financial statements of Brookfield Business Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We also consent to the use in this Registration Statement Nos. 333-258347 and 258347-01 on Form F-1 of our report dated November 29, 2021, relating to the financial statements of select services and industrial operations of Brookfield Business Partners L.P. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We also consent to the use in this Registration Statement Nos. 333-258347 and 258347-01 on Form F-1 of our report dated November 23, 2021, relating to the financial statements of Brookfield Business Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

November 29, 2021